                                                                   EXHIBIT 10.35


CONFIDENTIAL TREATMENT*

*CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. BRACKETS AND "+" HAVE BEEN USED TO IDENTIFY INFORMATION WHICH IS SUBJECT TO A CONFIDENTIAL REQUEST.


                            AMENDMENT NUMBER 6 TO THE

     AUTOMATIC FLEXIBLE PREMIUM VARIABLE LIFE REINSURANCE AGREEMENT NUMBER 2
                         (REFERRED TO AS THE AGREEMENT)

                                     BETWEEN

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                             ST. PETERSBURG, FLORIDA
                         (REFERRED TO AS THE REINSURED)

                                       and

                           GLOBAL PREFERRED RE LIMITED
                   (F/K/A WMA LIFE INSURANCE COMPANY LIMITED)
                                HAMILTON, BERMUDA
                         (REFERRED TO AS THE REINSURER)


                             Effective July 1, 2001


I. Article I, Basis of Reinsurance, Paragraph 3, is replaced by the following:

         3. Coverages. The individual Reinsured Plans reinsured as shown in Schedule A, are the Financial Freedom Builder and Freedom Elite Builder contracts and any riders, supplemental benefits or endorsements attached thereto, with an issue date after March 31, 1998. Reinsurance will be limited in percentage as provided in Schedule B1, as amended. Only plans sold by a Producer registered with an affiliated broker-dealer identified in Exhibit A shall be reinsured under this Agreement

II. Article XI, Reinsurance Reserves, Paragraph 6, is replaced by the following:

         6. The Letter(s) of Credit in favor of the Reinsured will be an amount which at all times must equal or exceed the reinsurance credits, net of policy loans, taken or reasonably estimated to be taken by the Reinsured in connection with this Agreement under Exhibit 8, and under Exhibit 11, Part 1, Column 3, Line 4c, and any other liabilities held for the Reinsured Policies and reported on the Reinsured's statutory financial statements. Subject to the approval of the State of Ohio Department of Insurance, the amount of the Letter of Credit may be reduced by the quota share percentage of the excess of the Separate Account Value over the Separate Account Statutory Reserve. Should the reinsurance credit not be allowed, as a result of this reduction in any applicable jurisdiction, the Letter of Credit will be restored to the value that it would have been without this reduction.

III. Article XIII, General Provisions, Paragraph 3, is replaced by the following:

         3. Expenses. [+++++++++] In no event whatsoever will the Reinsured have any liability for extra-contractual damages assessed against the Reinsurer as a result of acts, omissions, or course of conduct committed by the Reinsurer in connection with the reinsurance of the Reinsured Plans under this Agreement.

IV. Article XX, DURATION OF AGREEMENT, Paragraph 3, is replaced by the following:

         3. After the initial term of this Agreement, this Agreement may also be canceled by either party, as it pertains to the reinsurance of new:

                           (i) Financial Freedom Builder policies and riders thereafter, by giving three hundred sixty-five (365) days advance notice of cancellation in writing. In such case, the Reinsured shall continue to cede, and the Reinsurer shall continue to accept reinsurance, under this Agreement on new Financial Freedom Builder policies and riders issued during the three hundred sixty-five (365) day period, and the interest of the Reinsurer in new Financial Freedom Builder policies and rider business shall cease at the end of the three hundred sixty-five (365) day period.

                           (ii) Freedom Elite Builder policies and riders thereafter, by giving one hundred eighty
                                    (180) days advance notice of cancellation in writing before the initial term of the agreement or subsequent termination date. If neither party provides notice of cancellation, the Reinsured shall continue to cede, and the Reinsurer shall continue to accept reinsurance, under this Agreement on new Freedom Elite Builder policies and riders, on a year-to-year basis after the expiration of the initial term of this agreement.

V.       Exhibit A, PRODUCER, is replaced by the following:

         Flexible Premium Variable Life policies, applicable riders, and endorsements must be sold by and distributed through:

         -  WMA Securities, Inc. (and/or its successors) and its affiliates
         -  World Financial Group, Inc. (and/or its successors)
         -  World Group Securities, Inc. (and/or its successors)

VI. Schedule A, BUSINESS REINSURED, is amended to include the attached "Schedule A1, BUSINESS REINSURED - Freedom Elite Builder Policies & Riders".

VII.     Schedule B1, AMOUNT OF REINSURANCE, is replaced by the following:

         1.       The Quota Share Percentage for Policy Issue Dates from:
                  - March 1, 1998 through December 31, 1998, shall be 20%, and
                  - January 1, 1999 through July 1, 2001, shall be 0%.

         2. At any time, on or after July 1, 2001 and before April 1, 2003, the Reinsurer shall have the option (provided the Reinsurer demonstrates sufficient capacity) to convert the reinsurance on all policies and riders reinsured under the Automatic Flexible Premium Variable Life Reinsurance Agreement Number 3 ("FFB MRT Agreement"), issued from January 1, 1999 to the date the Reinsurer elects to convert the reinsurance on the policies and riders, to the Agreement. The Reinsurer shall demonstrate its capacity by showing the Reinsured that its unassigned invested securities, together with anticipated cash flows (including retrocession facilities), will be sufficient to meet expected reinsurance settlements, with regard to the converted reinsurance on the policies and riders, for a period of not less than twenty-four months following the date the Reinsurer elects to convert the reinsurance of the policies and riders from the FFB MRT Agreement to the Agreement. Upon election to convert the reinsurance on the policies and riders, the initial ceding allowance payable to the Reinsured shall equal (a) less (b), where:

                  (a) equals settlements that would have otherwise occurred under the Agreement, had the policies and riders been reinsured under the Agreement from the policy issue date to the date the Reinsurer elects to convert the reinsurance on the policies and riders from the FFB MRT Agreement, [+++++++++] and

                  (b) equals all settlements due or paid under the FFB MRT Agreement from the policy issue date to the date the Reinsurer elects to convert the reinsurance on the policies and riders to the Agreement from the FFB MRT Agreement, [+++++++++].

                  The initial ceding allowance shall be payable within 14 days after the Reinsurer's election to convert the reinsurance of the policies and riders.

         3. At any time, on or after July 1, 2001 and before April 1, 2003, the Reinsurer shall have the option (provided the Reinsurer demonstrates sufficient capacity) to effect reinsurance up to a 20% Quota Share on all Freedom Elite Builder policies, as shown in Schedule A and sold by a Producer registered with an affiliated broker-dealer identified in Exhibit A, issued from July 1, 2001 to the date the Reinsurer elects to effect the reinsurance on the policies and riders, to the Agreement, if the previous calendar year's sales produced annual first year collected target premium volume of VUL, issued by the Reinsured and AUSA Life Insurance Company, Inc. and written by Producers registered with an affiliated broker-dealer identified in Exhibit A, in the aggregate, of at least $50 million in 2001 and increasing by 10% each year thereafter. The Reinsurer shall demonstrate its capacity by showing the Reinsured that its unassigned invested securities, together with anticipated cash flows (including retrocession facilities), will be sufficient to meet expected reinsurance settlements, with regard to the effected reinsurance on the policies and riders, for a period of not less than twenty-four months following the date the Reinsurer elects to effect the reinsurance of the policies and riders to the Agreement.

                  The Reinsurer's Quota Share of the Freedom Elite Builder policies shall be net of the Reinsured's quota share cession of mortality risk, if any, to a reinsurer, or reinsurers, other than the Reinsurer. The initial ceding allowance shall include the Reinsured's quota share reinsurance premiums paid to its reinsurer(s), less applicable claims reinsured by such reinsurer(s), multiplied by the Quota Share percentage. Thereafter, expense allowances shall include the Reinsurer's Quota Share percentage of reinsurance premiums paid by the Reinsured to its reinsurer(s) and death claim amounts shall be reduced by the Quota Share percentage of amounts ceded to such reinsurer(s).

                  Upon election to effect the reinsurance on the policies and riders, the initial ceding allowance payable to the Reinsured shall equal settlements that would have otherwise occurred under the Agreement, had the policies and riders been reinsured under the Agreement from the policy issue date to the date the Reinsurer elects to effect the reinsurance on the policies and riders, [+++++++++].

                  The initial ceding allowance shall be payable within 14 days after the Reinsurer's election to effect the reinsurance of the policies and riders.

         4.       The Reinsurer agrees to exercise, in unison, its option to:

                  - Convert business reinsured under the FFB MRT Agreement to the Agreement,

                  - Effect reinsurance on the Freedom Elite Builder policies and riders, as shown in Schedule A and sold by a Producer registered with an affiliated broker-dealer identified in Exhibit A, to the Agreement, and

                  - Prospectively increase its quota share on business reinsured under the Automatic Variable Annuity Reinsurance Agreement, subject to the limitations set forth in that Agreement.

                  The Reinsurer shall exercise its options in a manner such that the ratio of (i) to (ii) shall equal the ratio of (iii) to
                  (iv), where:

                  (i) Equals the initial ceding allowance due the Reinsured on business:

                           (a)      Converted under the FFB MRT Agreement, and

                           (b) Effected on the Freedom Elite Builder policies and riders to the Agreement

                  (ii) Equals the initial ceding allowance otherwise due the Reinsured if:

                           (a)      All eligible in force business were
                                    converted under the FFB MRT Agreement, and

                           (b) Reinsurance under the Agreement were effected for all eligible Freedom Elite Builder policies and riders in force.

                  (iii) Equals the initial ceding allowance due the Reinsured on business subject to the quota share increase under the Automatic Variable Annuity Reinsurance Agreement, and

                  (iv) Equals the initial ceding allowance otherwise due the Reinsured if the quota share were increased to the maximum allowable under the Automatic Variable Annuity Reinsurance Agreement on all in force business issued on or after January 1, 1999.

                  For example, assume if on March 31, 2001:

                  - The Reinsurer were to convert all policies reinsured under the FFB MRT Agreement to the Agreement and reinsurance under the Agreement were effected for all Freedom Elite Builder policies and riders in force, the initial ceding allowance would equal $40,000,000, and

                  - The Reinsurer were to increase the quota share on all policies reinsured under the Automatic Variable Annuity Reinsurance Agreement to the maximum otherwise permitted, the initial ceding allowance would equal $20,000,000, and

                  - The total combined initial ceding allowance to paid by the Reinsurer is $30,000,000, then

                  - The Reinsurer would only be permitted to (a) convert policies reinsured under the FFB MRT Agreement to the Agreement and (b) effect reinsurance under the Agreement for all Freedom Elite Builder policies and riders in force, on a last in first out reinsured basis, until the initial ceding allowance equals $20,000,000 (2/3 of the total), and

                  - The Reinsurer would only be permitted to increase the quota-share on policies reinsured under the Automatic Variable Annuity Reinsurance Agreement to the maximum otherwise permitted, on a last in first out reinsured basis, until the initial ceding allowance equals $10,000,000 (1/3 of the total).

         5. The Reinsurer and the Reinsured will jointly determine the quota share percentages for the balance of the calendar year in which the Reinsured converts the reinsurance on the policies and riders reinsured under the FFB MRT Agreement to the Agreement. Thereafter, the Reinsurer and the Reinsured will jointly determine the quota share percentages no later than December 1st applicable to new Financial Freedom Builder policy issues in the following calendar year. The determining factors for the quota share percentage are the expected Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured for the calendar year that the quota share percentage will be applicable. This determination of the quota share percentage will be on a mutually acceptable basis, recognizing the good faith nature of this Agreement, and with references to the estimates made by both parties, based on results from prior periods.

                  The Scheduled Quota Share Percentages, on Financial Freedom Builder policies, for each threshold of expected Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured are shown in the following table:

                          --------------------------------------------------------
                          TOTAL FLEXIBLE PREMIUM VARIABLE LIFE          SCHEDULED
                                    FIRST YEAR TARGET                  QUOTA SHARE
                                   PREMIUMS COLLECTED                   PERCENTAGE
                             BY THE REINSURED (IN MILLIONS)
                          --------------------------------------------------------
                                        $ 50-149                           20%
                          --------------------------------------------------------
                                        $150-199                           25%
                          --------------------------------------------------------
                                        $200-249                           30%
                          --------------------------------------------------------
                                        $250-599                           35%
                          --------------------------------------------------------
                                        $    600+                          40%
                          --------------------------------------------------------

VIII. Schedule B2, COMMISSION AND EXPENSE ALLOWANCES, is amended to include the attached "Schedule B2 - Addendum, COMMISSION AND EXPENSE ALLOWANCES, Freedom Elite Builder Policies & Riders"

                            *     *     *     *     *

Except as expressed herein, all terms, covenants and provisions of the Agreement, as amended, that are not in conflict with the provisions of this amendment shall remain unaltered and in full force and effect.

In witness of the above, the Reinsured and the Reinsurer, by their respective officers have executed this amendment in duplicate at the dates and places indicated and shall be effective as of July 1, 2001.


WESTERN RESERVE LIFE ASSURANCE           GLOBAL PREFERRED RE LIMITED
CO. OF OHIO

at St. Petersburg, FL                     at Duluth, Georgia
   ------------------------------------      -----------------------------------
on December 31, 2001                      on December 31, 2001
   ------------------------------------      -----------------------------------



By: /s/ Larry Kirkland                    By: /s/ Edward F. McKernan
   ------------------------------------       ----------------------------------
      Title: VP and Managing Actuary            Title: President and Actuary



By: /s/ ILLEGIBLE                         By: /s/ Daniel W. McLeroy
    -----------------------------------       ----------------------------------
Attest:                                   Attest:  Director, Financial Projects

                                   Schedule A1

                               BUSINESS REINSURED
                     Freedom Elite Builder Policies & Riders

FORM NUMBER                         DESCRIPTION
-----------                         -----------
FORM VL95                                   WRL FREEDOM ELITE BUILDER

ULB2.01.05.84                               Accidental Death Benefit Rider Form #ULB2.01.05.84
ULR3.01.05.84                               Children's Insurance Rider (Form #ULR3.01.05.84)
ULB4.01.03.86                               Disability Waiver & Income Rider (Form #ULB4.01.03.86)
ULB1.01.05.84                               Disability Waiver Rider (Form #ULB1.01.05.84)
LB02                                        Living Benefit Rider (LB02)
PIR12                                       Primary Insured Rider (Form #PIR12)
PIR13                                       Primary Insured Rider Plus (Form #PIR13)
WOIR                                        Other Insured Rider (Form #WOIR)
VL95AL                                      Alabama  State Variation
VL95AR                                      Arkansas State Variation
VL95CO                                      Colorado State Variation
VL95CT                                      Connecticut State Variation
VL95FL                                      Florida State Variation
VL95GA                                      Georgia State Variation
VL95HI                                      Hawaii State Variation
VL95ID                                      Idaho State Variation
VL95IL                                      Illinois State Variation
VL95IN                                      Indiana State Variation
VL95ME                                      Maine State Variation
VL95MN                                      Minnesota State Variation
VL95MO                                      Missouri State Variation
VL95NE                                      Nebraska State Variation
VL95NV                                      Nevada State Variation
VL95NH                                      New Hampshire State Variation
VL95NC                                      North Carolina State Variation
VL95ND                                      North Dakota State Variation
VL95OK                                      Oklahoma State Variation
VL95OR                                      Oregon State Variation
VL95SC                                      South Carolina State Variation
VL95TN                                      Tennessee State Variation
VL95TX                                      Texas State Variation
VL95UT                                      Utah State Variation
VL95VT                                      Vermont State Variation
VL95VA                                      Virginia State Variation
VL95WA                                      Washington State Variation
VL95WV                                      West Virginia State Variation

                             SCHEDULE B2 - ADDENDUM
                        COMMISSION AND EXPENSE ALLOWANCES
                     FREEDOM ELITE BUILDER POLICIES & RIDERS

                                  Due Reinsured

Commission and Expense Allowances(*)
         1.       Issue and Maintenance Expense Allowance
         2.       Sales and Marketing Premium Expense Allowance
         3.       Commission Allowance
         4.       Claim Expense Allowance
         5.       Target Surplus Allowance
         6.       DAC Proxy Tax Allowance
         7.       Mortality risk premiums on quota share cessions

                  (*) All multiplied by the quota share percentage.


---------------------------------------------------------------------------------------------------------------------
1.   Issue and Maintenance Expense Allowances
---------------------------------------------------------------------------------------------------------------------
     a.  Issue Expense Allowance                       -    $[+++++] base per policy
                                                       -    $[+++++] per rider
                                                       -    $[+++++] per unit, base & rider (unit=$1,000 of
                                                            specified amount / face amount)
---------------------------------------------------------------------------------------------------------------------
     b.  Maintenance Expense Allowance                 -    $[+++++] per policy in force at end of each calendar month
         (all years)                                   -    $[+++++] per rider in force at end of each calendar
                                                       -    [+++++] of collected premium.
                                                       -    $[+++++] per premium collection, estimated as $[+++++]
                                                            per policy in force at end of each calendar month
                                                       -    [+++++] of Separate Account Value in force at the end of
                                                            each calendar quarter.
---------------------------------------------------------------------------------------------------------------------
     c.   Exhibit 6 Expense Allowance                  (Intended to reflect Exhibit 6 type expenses.)
---------------------------------------------------------------------------------------------------------------------
     -        Exhibit 6 Taxes Paid                     -   [+++++] for 2001, to be reviewed annually.  Amount due
                                                           the Reinsured is the quota share of the amount paid by the
                                                           Reinsured.
---------------------------------------------------------------------------------------------------------------------
     -        Other, including guaranteed fund         Per the Reinsured Ledger
              assessments
---------------------------------------------------------------------------------------------------------------------
     d.  Investment Operations Tax                     Accrued amount of reserve for any taxes that may result from investment operations of sub-accounts
---------------------------------------------------------------------------------------------------------------------
     e.  Gains (Losses)                                All gains/(losses) incurred by Reinsured.

---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
2.  Sales and Marketing Premium Expense Allowance
-------------------------------------------------------------------------------------------------------------------------
    a.   Marketing Expense                                 -   X% of collected target premium, where X% is the
                                                               weighted average of the Total Percent from the following
                                                               table using the target premium weighted over the Bands 1
                                                               through 4:

                                                               Band    Basic     Advancing    Total Percent
                                                                 1     [+++]       [+++]          [+++]
                                                                 2     [+++]       [+++]          [+++]
                                                                 3     [+++]       [+++]          [+++]
                                                                 4     [+++]       [+++]          [+++]

                                                           -   [+++] of collected excess premium
-------------------------------------------------------------------------------------------------------------------------

3. Commission Allowances

Actual commissions paid per the Reinsured Ledger. Commission schedules, for information purposes only, are as follows:

              ----------------------------------------------------------------------------------------------------
                                          TARGET PREMIUM                        EXCESS PREMIUM

              ----------------------------------------------------------------------------------------------------
                 POLICY        BANDS          BAND           BAND           BANDS           BANDS        ASSET
                  YEAR         1 & 2           3              4             1 & 2           3 & 4        TRAIL*
              ----------------------------------------------------------------------------------------------------
                   1          [+++]        [+++]         [+++]            [+++]            [+++]         [+++]
              ----------------------------------------------------------------------------------------------------
                   2          [+++]        [+++]         [+++]            [+++]            [+++]         [+++]
              ----------------------------------------------------------------------------------------------------
                   3          [+++]        [+++]         [+++]            [+++]            [+++]         [+++]
              ----------------------------------------------------------------------------------------------------
                   4          [+++]        [+++]         [+++]            [+++]            [+++]         [+++]
              ----------------------------------------------------------------------------------------------------
                5-10          [+++]        [+++]         [+++]            [+++]            [+++]         [+++]
              ----------------------------------------------------------------------------------------------------
                  11+         [+++]        [+++]         [+++]            [+++]            [+++]         [+++]
              ----------------------------------------------------------------------------------------------------

                  (*) Paid beginning of first anniversary on cash value of policies with a cash value, net of policy loans, of $5,000 or more.

-----------------------------------------------------------------------------------------------------------------
4.  Claim Expense Allowance
-----------------------------------------------------------------------------------------------------------------
    a.  Death Claim Expense                        -    [++++] per death claim on base policy, OIR and CIR ($0
                                                        on PIR)
-----------------------------------------------------------------------------------------------------------------
    b.  Lapse Termination Expense (CSV=0)          -    [++++] per lapse
-----------------------------------------------------------------------------------------------------------------
    c.  Surrender Termination Expense (CSV>0)      -    [++++] per surrender on base policy
                                                   -    [++++] per surrender on rider
-----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
5.  Target Surplus Allowance               Currently, [+ + + + +] of Separate Account Value less prior Target Surplus balance accrued at an effective annual interest rate of [+ + + + +] (if positive); if amount is negative, balance is paid to Reinsurer.  If the
                                           Reinsured's method or percent used in calculating Target Surplus on the
                                           Reinsured Plans changes, which results in an immediate change in the
                                           Target Surplus balance, the Reinsurer may request a grade in period of no more than five (5) years.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
6.  DAC Proxy Tax                          -   [+ + + + +] on Premiums and net transfers into Separate Account from
                                               Fixed Account.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
7.  Mortality Risk Premiums Paid to        -   If applicable, actual mortality risk premiums paid on quota
Reinsurer(s)                                   share cessions to reinsurer(s), other than the Reinsurer, per the
                                               Reinsured ledger. Mortality risk premium schedules, for information purposes only, are as follows:
---------------------------------------------------------------------------------------------------------------------